Exhibit 10.3

Escrow Agreement

This Escrow Agreement (this “Agreement”) is dated as of December 26, 2019 among ScoutCam Ltd. (the “Company”), a limited liability company organized under the laws of Israel, Intellisense Solutions Inc., a corporation incorporated under the laws of Nevada (the “Parent”), Altshuler Shaham Trusts Ltd., Israeli company no. 513901330 (the “Trustee”), and the persons and entities listed on Exhibit A attached hereto (each an “Investor” and collectively the “Investors”).

WHEREAS, on the date hereof, the Investors shall deposit with the Trustee an aggregate amount of US$2,862,582.33 (the “Deposited Amount”); and

WHEREAS, the Trustee shall hold the Deposited Amount in a secure escrow account for the benefit of the Investors and the Parent (the “Escrow Account”) and in accordance with the provisions of this Agreement, of which, subject to certain terms and conditions expressed in this Agreement, shall be released to the Parent for the purchase of 5,338,078 shares of the Parent’s common stock, par value US$0.001 per share (the “Common Stock”), and 8,007,117 warrants to purchase shares of the Parent’s common stock (the “Warrants”, and together with the Common Stock the “Purchased Securities”), as defined in a certain securities purchase agreement (the “SPA”) signed between the Investors, the Company and the Parent;

WHEREAS, concurrent with the execution of this Agreement, the Parent and the current parent company of the Company (“Medigus”) shall enter into a certain securities exchange agreement (the “SEA”), pursuant to which the Company shall, immediately prior to the closing of the SPA, become a subsidiary of the Parent by effecting a securities exchange, upon the terms and conditions set forth in the SEA (the consummation of the SEA shall be referred to hereinafter as the “Securities Exchange”);

WHEREAS, if upon February 28, 2020, (the “Investment Termination Date”), Medigus and the Parent have not consummated the closing of the SEA, this Agreement shall terminate and the respective portion of the Deposited Amount shall be returned in full to each of the Investors immediately upon the Investment Termination Date and without any additional notice or action on the part of the Investors;

WHEREAS, in order to act as escrow agent with respect to the Deposited Amount and the Purchased Securities, and to apply the Deposited Amount pursuant to instructions to be provided by the parties hereof, the Company, the Parent and the Investors wish to appoint the Trustee as the trustee to hold the Deposited Amount in the Escrow Account, and to further take all actions, as instructed by the parties hereto;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.	Escrow Deposit

Within two (2) business days following the date of this Agreement, each of the Investors shall transfer its portion of the Deposited Amount to the Trustee.

2.	Application of the Deposited Amount

2.1. The Trustee shall hold the Deposited Amount in accordance with the provisions of this Agreement in a U.S dollar weekly deposit account, and upon notice by the Parent that the Securities Exchange has occurred, the Trustee shall release the full amount of the Deposited Amount to the Parent.

2.2. In the event that the Securities Exchange is not consummated by Investment Termination Date, the Trustee shall promptly notify each of the Investors, and shall remit each Investor its portion of the Deposited Amount in accordance with the instructions of each of the Investors.

3.	The Investor Obligations

Notwithstanding anything to the contrary in this Agreement, the Trustee shall not be required to apply or transfer any portion of the Deposited Amount, unless, prior thereto, it shall have received from the each of the Investors and each payee the following information:

a)	Full bank account details: name of bank, branch number, account number, name of account, SWIFT, IBAN/ABA;

b)	Date of birth/Date of incorporation;

c)	ID number/Corporate ID number;

d)	Identifying documents, consisting of:

●	For individuals: a copy of identification card or passport;

●	For entities: copy of the certificate of incorporation (including identification documents of the ultimate beneficial owners);

e)	Any applicable tax forms obtained from the Israeli Tax Authority;

f)	Bank account ownership approval (which could be either an official letter from the recipient’s bank or a scanned copy of a canceled check);

g)	Signed W8/W9 forms, as applicable; and

h)	CRS forms.

4.	Tax

The Trustee will withhold any and all taxes which are required to be withheld in order to comply with any Israeli applicable tax laws, unless the Investors provides the Trustee, prior to any payment, with a valid approval (issued by the Israeli Tax Authorities) of an exemption from such withholding tax (or a reduced rate of withholding) to the satisfaction the Trustee, with respect to the Deposited Amount. To the extent such amounts were so deducted or withheld, such amounts shall be remitted in accordance with the applicable Israeli law to the Israeli Tax Authority.

5.	Term and Termination

This Agreement shall terminate upon the earliest of the: (a) the Investment Termination Date, (b) application or transfer of the Deposited Amount and the remaining balance in the Escrow Account; (c) immediately after the Investors representing a majority of the Deposited Amount (the “Majority Investors”), the Parent and the Parent and Company give the Trustee a joint written notice regarding termination of this Agreement and regarding the nomination of an alternative escrow agent; and (d) sixty (60) days after the Trustee gives written notice to the Parent, the Company and the Investors regarding termination of this Agreement, in which case the Parent and Company shall have sixty (60) days during which to instruct the Trustee in writing regarding the identity of a replacement escrow agent to which the Deposited Amount, as the case may be, remaining in the Escrow Account is to be transferred, and if no such instructions are delivered to the Trustee within such period, the Trustee shall be permitted to transfer the Deposited Amount remaining in the Escrow Account to a replacement escrow agent or any other person or entity of its sole choice (the Parent, the Company and the Investors hereby provide the Trustee with irrevocable instructions to such effect) which will agree, in writing, to be bound by the terms of this Agreement.

2

6.	Fees

●	In consideration for the provision of the Trustee services hereunder, the Company shall pay the Trustee a fee of $2,500 (plus VAT).

●	Sell/Release commission (per each): 0.2% of the sale value (broker fee is not included).

●	Processing fee including wire transfer within the Israeli banking system:

In NIS: 20 NIS.

In USD: 20 USD.

The Company shall bear any and all expenses, of any kind or nature whatsoever, incurred by the Trustee directly or indirectly, in connection with or as a result of this Agreement or relating to the Trustee’s holding of the Deposited Amount or any part thereof.

7.	Liability of Trustee

In order to induce the Trustee to act as trustee hereunder, the parties hereto agree that:

7.1. the Trustee and its officers, directors, employees, and agents hereunder shall not in any way be bound or affected by any amendment or modification of this Agreement, unless the same shall have been agreed to in writing by the Trustee (not to be unreasonably withheld or delayed);

7.2. the Trustee and its officers, directors, employees, and agents hereunder shall not be under any duty to give the Deposited Amount any greater degree of care than it gives its own similar property, but shall be bound by such degree of care it gives to its own property;

7.3. the Trustee and its officers, directors, employees, and agents hereunder may act in reliance upon and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon, any notice, direction, consent, certificate, affidavit, statement or other paper or document believed by the Trustee, in good faith, to be genuine and to have been presented or signed by the proper party or parties or a representative thereof. Any notice to and from the Trustee shall be made in writing to all parties hereof;

3

7.4. the Trustee and its officers, directors, employees, and agents hereunder shall not at any time be under any duty or responsibility to make a determination of any facts contained in any certificate delivered pursuant hereto or to make any independent verification of the statements or signatures in such certificate or amounts delivered thereby. The Trustee shall not be responsible for any failure by the parties to comply with any of their respective covenants contained in this Agreement or any other agreement;

7.5. the Trustee and its officers, directors, employees, and agents hereunder shall be under no duty or obligation to take any legal action in connection with this Agreement or to enforce, through the institution of legal proceedings or otherwise, any of its rights as Trustee hereunder or any rights of any other party hereto pursuant to this Agreement or any other agreement, nor shall it be required to defend any action or legal proceeding which, in its opinion, would or might involve the Trustee in any cost, expense, loss or liability;

7.6. the Trustee and its officers, directors, employees, and agents hereunder may engage or be interested in any financial or other transaction with the parties hereunder as freely as if it were not the Trustee hereunder;

7.7. the Trustee and its officers, directors, employees, and agents hereunder shall be entitled to rely upon advice of counsel (the reasonable cost of which shall be borne by the parties in equal parts) of its choosing in reference to any matter connected herewith, and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel and shall not be liable for any mistake of fact or error of judgment, or for any acts or omissions of any kind unless caused by its fraud or gross negligence;

7.8. notwithstanding anything to the contrary contained herein, if the Trustee shall be uncertain as to its duties or rights hereunder, shall receive any notice, advice, direction, or other document from any other party with respect to this Agreement which, in its opinion, is in conflict with any of the provisions of this Agreement, or should be advised that a dispute has arisen with respect to the payment, ownership, or right of possession of or to the Deposited Amount in the Escrow Account or any part thereof (or as to the delivery, non-delivery, or content of any notice, advice, direction or other document), the Trustee shall be entitled (but not obligated), without liability to any party hereof, to refrain from taking any action other than to use its reasonable efforts to keep safely the Deposited Amount in the Escrow Account until the Trustee shall be directed otherwise in writing by all other parties hereto or by an order, decree or judgment of a court of competent jurisdiction which has been finally affirmed on appeal or which by lapse of time or otherwise is no longer subject to appeal, but the Trustee shall be under no duty to institute or to defend any proceeding, although it may institute or defend such proceedings;

7.9. The Investors, the Parent and the Company hereby authorize the Trustee, if the Trustee is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction; and

7.10. This Agreement sets forth exclusively the duties of the Trustee with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Agreement against the Trustee.

4

8.	Indemnification of Trustee

The Parent and the Company shall fully indemnify, defend and hold the Trustee and its officers, directors, employees, and agents hereunder entirely harmless from and against any damages losses, liabilities and expenses, attorney’s fees, and disbursements that may be imposed on the Escrow Agent) incurred by the Trustee or any claim, demand or suit filed against the Trustee in connection with or as a result of this Agreement or relating to the Trustee’s holding of the Deposited Amount, unless such damages, claim or suit are caused by the fraud, gross negligence or breach of this Agreement by the Trustee. The indemnification according to this Section 11 shall include reasonable expenses and damages incurred by the Trustee as a result of the Trustee filing suit or a motion in court with respect to this Agreement or the transaction contemplated hereunder.

9.	Miscellaneous.

9.1. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.2. Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties hereto as reflected thereby.

9.3. Governing Law; Arbitration; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without regard to the conflict of laws provisions thereof. The sole jurisdiction with respect to this Agreement shall be with the competent courts of Tel-Aviv-Jaffa.

9.4. Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. Subject to the provisions of Section 4 hereof, none of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each of the (i) Investors representing in the aggregate a majority of the Deposited Amount, (ii) Trustee, (iii) Company and (iv) Parent.

9.5. Entire Agreement; Amendment and Waiver. This Agreement and the schedules hereto constitute the full and entire understandings and agreements between the parties hereto with regard to the subject matters hereof, and replaces any prior agreement pertaining to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance); provided, however, that each of the (i) Majority Investors, (ii) Trustee, (iii) Company and (iv) Parent, have furnished satisfactory prior written consent to such amendment or waiver.

5

9.6. Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party’s address as set forth next to such party’s signature or at such other address as the party shall have furnished to each other party in writing in accordance with this provision. Any notice sent in accordance with this Section 9.6 shall be effective (i) if mailed, seven (7) days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via facsimile or electronic mail, upon transmission and electronic confirmation of transmission or (if transmitted on a non-business day) on the first business day following transmission and electronic confirmation of transmission.

9.7. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party hereto upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party hereto of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties hereto, shall be cumulative and not alternative.

9.8. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms, provided however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

9.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties hereto actually executing such counterpart, and all of which together shall constitute one and the same instrument.

6

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first hereinabove set forth.

[SIGNATURES FOLLOW]

INTELLISENSE SOLUTIONS INC.	ALTSHULER SHAHAM TRUSTS LTD.

By:	By:
Name:	Name:
Title:	Title:

SCOUTCAM LTD.	INVESTOR

By:	By:
Name:	Name:
Title:	Title:

7